                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   November 6, 1997



                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                        0-17521                      86-0619668
(State or other jurisdiction           (Commission                 (IRS Employer
of incorporation)                      File Number)          Identification No.)



5227 North 7th Street  Phoenix, Arizona                                    85014
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code   (602) 266-6700

The undersigned registrant hereby amends its Current Report on Form 8-K dated November 6, 1997 which was filed on November 21, 1997, solely to add the financial information and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business to Be Acquired

               The financial statements for The Peridex Brand of The Procter & Gamble Company are set forth below:

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Management of The Procter & Gamble Company:

We have audited the accompanying Statements of North American Direct Revenues and Direct Expenses of the Peridex Brand of The Procter & Gamble Company ("Procter & Gamble") for the years ended June 30, 1997 and 1996 (collectively, the "statements"). These statements are the responsibility of Procter & Gamble's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements referred to above. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements referred to above. We believe that our audit provides a reasonable basis for our opinion.

The operations covered by the statements referred to above are a part of The Procter & Gamble Company and have no separate legal status or existence. As described in Notes 1 and 2 to the statements, the statements referred to above have been prepared from Procter & Gamble's consolidated financial records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by the Peridex Brand on a stand-alone basis.

In our opinion, the statements referred to above present fairly, in all material respects, the North American Direct Revenues and Direct Expenses of the Peridex Brand of The Procter & Gamble Company for the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 19, 1997

THE PERIDEX BRAND OF
THE PROCTER & GAMBLE COMPANY

STATEMENTS OF NORTH AMERICAN DIRECT REVENUES AND DIRECT
EXPENSES FOR THE YEARS ENDED JUNE 30, 1997 AND 1996 AND FOR
THE THREE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 and 1996.

 (AMOUNTS IN THOUSANDS)                                 THREE-MONTH          THREE-MONTH
                                                        PERIOD ENDED         PERIOD ENDED
                                                         SEPT. 30,            SEPT. 30,            YEAR ENDED JUNE 30,
                                                            1997                 1996              1997            1996
                                                         (UNAUDITED)         (UNAUDITED)

DIRECT REVENUES                                           $   2,354            $3,696              $ 12,597       $  20,690

COSTS OF PRODUCTS SOLD:
    Product Costs                                               486               691                 1,935           3,026
    Delivery Costs                                              128               175                   489             897
                                                        -----------            ------           -----------     -----------
         Total Costs of Products Sold                           614               866                 2,424           3,923

GROSS MARGIN                                                  1,740             2,830                10,173          16,767

DIRECT BRAND SUPPORT                                            208               207                   591           1,962

DIRECT ADMINISTRATIVE & OTHER                                    38                37                   150             150
                                                       ------------            ------           -----------    ------------

EXCESS OF DIRECT REVENUES OVER DIRECT EXPENSES
                                                          $   1,494            $2,586             $   9,432       $  14,655
                                                          =========            ======             =========       =========

See accompanying notes.

THE PERIDEX BRAND OF
THE PROCTER & GAMBLE COMPANY

NOTES TO FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

     On November 5, 1997, The Procter & Gamble Company ("Procter & Gamble") sold certain assets and the related business of the Peridex Brand ("Peridex Brand"). The Peridex Brand consists of an oral rinse which is manufactured at Procter & Gamble's Greenville, NC. Plant, which also produces other health care products for Procter & Gamble that are unrelated to the Peridex Brand. The accompanying statements present North American direct revenues, costs of products sold, direct brand support and direct administrative and other expenses for the years ended June 30, 1997 and 1996 and the three-month period ended September 30, 1997 for the Peridex Brand. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

     Procter & Gamble does not account for the Peridex Brand as a separate entity. Accordingly, the information included in the accompanying statements of North American direct revenues and direct expenses has been obtained from Procter & Gamble's consolidated financial records. The statements of North American direct revenues and direct expenses include allocations of certain Procter & Gamble brand support, administrative and other expenses, as discussed in Note 2. Procter & Gamble management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the Peridex Brand on a stand-alone basis, since certain other brand support, administrative, and other expenses are provided to the Peridex Brand that are not included in the accompanying statements as discussed in
     Note 2.

     In addition, the statements of North American direct revenue and direct expenses include allocations of certain Greenville Plant costs, as discussed in Note 2. Procter & Gamble management believes these allocations are reasonable; however, these allocated costs may not necessarily be indicative of costs that would have been incurred by the Peridex Brand on a stand-alone basis, since these allocated costs are based on the structure of the Greenville Plant operations and related activities, as managed and operated by Procter & Gamble.

     North American direct revenues and direct expenses are presented in the accompanying statements in accordance with generally accepted accounting principles. The unaudited information for the three-month periods ended September 30, 1997 and 1996 contains all adjustments, consisting only of normal recurring accruals, necessary for a consistent presentation of the direct revenues and direct expenses for the three-month period.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION - Revenue from the sale of products is recognized at the time the products are shipped. Direct revenues are recorded net of deductions, including cash discounts, returns, adjustments for damaged products, and medicaid rebates and chargebacks.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions Procter & Gamble may undertake in the future, actual results ultimately may differ from the estimates.

     COSTS OF PRODUCTS SOLD - Inventories are valued at cost, which is not in excess of current market. Cost is primarily determined by the average cost method. The cost of products sold include allocations of costs to the Peridex Brand activities, including warehousing, utilities, depreciation, and employee costs. These plant costs are allocated between the Peridex Brand and other health care products that are produced at the Greenville Plant based primarily on number of employees, usage, and square footage.

     DIRECT BRAND SUPPORT - Direct brand support represents specifically identified promotional, advertising, and other marketing expenses related to the Peridex Brand.

     DIRECT ADMINISTRATIVE & OTHER - Certain administrative expenses are specifically identifiable and others are allocated to the Peridex Brand based primarily on an estimate of actual time and effort spent and number of employees. Such allocated expenses represent those charges that are attributable to the Peridex Brand and include Procter & Gamble's Greenville Plant administration and other expenses. Certain other administrative and other expenses are provided to the Peridex Brand by Procter & Gamble that are not directly attributable or specifically identifiable to the brand and, therefore, are excluded from direct administrative and other expenses in the accompanying statements. Such expenses primarily include Procter & Gamble's Corporate, North American Region, Sector and Category related expenses such as selling, human resources, executive compensation, management systems, finance and accounting, research and development, public affairs, and other general administrative expenses.

                                   * * * * * *

         (b)      Pro Forma Financial Information

         The required pro forma financial information is set forth below:

Zila, Inc. (the "Company" or "Zila"), through its wholly owned subsidiary Zila Pharmaceuticals, Inc., completed its acquisition of the Peridex (R) product line ("Peridex") from The Procter & Gamble Company ("P&G") pursuant to the terms of that Asset Sale and Purchase Agreement dated November 5, 1997 (the "Agreement") between P&G, The Procter & Gamble Distributing Company and Zila Pharmaceuticals, Inc. Peridex is a prescription anti-bacterial oral rinse.

Under the terms of the Agreement, the Company also acquired certain inventory, technology, contract rights, trademarks and other intellectual property associated with Peridex. The purchase price of the Peridex product line, which was determined in arms-length negotiations, was $12 million plus the value of the inventory acquired at the closing. Under the terms of the Agreement, the purchase price is to be delivered to P&G as follows: $6 million was paid at closing, $4 million is payable within 180 days after closing, $1 million is payable within 12 months after closing and $1 million is payable within 24 months after closing. The initial $6 million payment of the purchase price was drawn from the funds available pursuant to the terms of that certain Private Equity Line of Credit Agreement dated as of April 30, 1997 (the "Equity Financing") between Deere Park Capital Management and the Company.

The unaudited pro forma condensed combined balance sheet data at October 31, 1997 combines historical financial information as if the acquisition of Peridex occurred on October 31, 1997. The unaudited pro forma condensed combined statement of operations data for the year ended July 31, 1997 and the three months ended October 31, 1997 combine historical statements of operations data for the Company and Peridex, as if the acquisition had occurred on August 1, 1996.

The unaudited pro forma condensed combined balance sheet data at October 31, 1997 combines historical financial information of the Company at October 31, 1997 and inventory of Peridex at September 30, 1997. The unaudited pro forma condensed combined statement of operations data for the three months ended October 31, 1997 combines historical financial information of the Company for the three months ended October 31, 1997 and Peridex for the three months ended September 30, 1997. The unaudited pro forma condensed combined statement of operations data for the year ended July 31, 1997 combines historical financial information of the Company for the year ended July 31, 1997 and Peridex for the year ended June 30, 1997. As the most recent fiscal year end of Peridex differs from the Company's fiscal year end by less than 93 days, no adjustment was made to Peridex's statement of operations data for the purpose of the pro forma presentation.

The detailed assumptions used to prepare the unaudited pro forma condensed combined financial information are contained herein. The unaudited pro forma condensed combined financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon final evaluations being performed.

The unaudited pro forma combined financial information assumes the initial $6 million payment of the purchase price for Peridex was drawn from the funds available pursuant to the Equity Financing. The remaining amount of purchase price is reflected in current and long-term contractual obligations.

The pro forma data are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction been consummated at the date mentioned above or which may be reported in the future.

The pro forma data should be read in conjunction with the notes to unaudited pro forma condensed combined financial information and the historical financial statements and notes thereto of Zila (incorporated by reference herein) and Peridex (contained elsewhere herein).

ZILA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA
OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                                              HISTORICAL            PRO FORMA               PRO FORMA
ASSETS                                                           ZILA              ADJUSTMENTS              COMBINED
                                                           -----------------    -----------------       -----------------

CURRENT ASSETS:
  Cash and cash equivalents                                $      7,818,599     $     (6,220,000) (a)   $      1,598,599
  Cash in escrow                                                  1,000,000                                    1,000,000
  Trade receivables - net                                         3,215,329                                    3,215,329
  Other receivables                                                 218,439                                      218,439
  Income tax receivable                                             310,379                                      310,379
  Inventories                                                     4,767,583              220,000  (a)          4,987,583
  Prepaid expenses and other assets                                 651,187                                      651,187
  Deferred income taxes                                             245,928                                      245,928
                                                           -----------------    -----------------       -----------------

         Total current assets                                    18,227,444           (6,000,000)             12,227,444
                                                           -----------------    -----------------       -----------------

PROPERTY AND EQUIPMENT - Net                                      1,951,363                                    1,951,363
OTHER ASSETS                                                        137,617                                      137,617
INTANGIBLE ASSETS - Net                                          10,761,466           11,570,000  (b)         22,331,466
                                                           -----------------    -----------------       -----------------


TOTAL                                                      $     31,077,890     $      5,570,000        $     36,647,890
                                                           =================    =================       =================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $      2,620,864                             $      2,620,864
  Accrued liabilities                                             2,376,189                                    2,376,189
  Deferred revenue                                                  394,728                                      394,728
  Contractual obligation - net of $250,000 discount                             $      4,750,000  (b)(c)       4,750,000
  Short-term borrowing                                               70,769                                       70,769
  Current portion of long-term debt                                  39,895                                       39,895
                                                           -----------------    -----------------       -----------------

         Total current liabilities                                5,502,445            4,750,000              10,252,445

LONG-TERM LIABILITIES:
   Long-term debt - net of current portion                          368,962                                      368,962
   Contractual obligation - net of $180,000 discount                                     820,000  (c)            820,000
                                                           -----------------    -----------------       -----------------

         Total liabilities                                        5,871,407            5,570,000              11,441,407
                                                           -----------------    -----------------       -----------------


SHAREHOLDERS' EQUITY:
  Preferred stock, $.001 par value - authorized
   2,500,000 shares; none issued
  Common stock, $.001 par value - authorized,
   50,000,000 shares; issued 33,885,889 shares                       33,886                                       33,886
  Capital in excess of par value                                 38,572,001                                   38,572,001
  Deficit                                                       (13,398,979)                                 (13,398,979)
                                                           -----------------    -----------------       -----------------

                                                                 25,206,908                                   25,206,908
  Less 42,546 common shares held by wholly-owned
    subsidiary (at cost)                                               (425)                                        (425)
                                                           -----------------    -----------------       -----------------

        Total shareholders' equity                               25,206,483                                   25,206,483
                                                           -----------------    -----------------       -----------------

TOTAL                                                      $      31,077,890    $       5,570,000       $      36,647,890
                                                           =================    =================       =================

       NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA
                                OCTOBER 31, 1997


(a) Represents both the initial $6 million payment of the purchase price for Peridex which was drawn from the Equity Financing in October 1997 and the purchase of inventory. The purchase price for the inventory is subject to adjustment based on the actual value of inventory purchased. Based on information received from P&G, the amount of such adjustment may result in an increase in the purchase price of approximately $100,000.

(b) Represents a pro forma adjustment to allocate the purchase price as follows:

         Gross purchase price......................................................  $ 12,000,000

         Discount on contractual obligation........................................      (430,000)

         Intangible assets (primarily trademark and goodwill)......................   (11,570,000)
                                                                                        ----------

                                                                                    $      -
                                                                                        ==========



         While the Company has yet to complete the final allocation of the excess cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademark and goodwill, which is estimated to be amortized over 15 years.



(c) Represents pro forma adjustment for contractual obligation to pay remaining purchase price as follows: $4 million is payable within 180 days after closing, $1 million is payable within 12 months after closing and $1 million is payable within 24 months after closing. The contractual obligation does not have a stated interest rate and, therefore, has been discounted using an imputed interest rate that approximates the rate the Company would have negotiated in a similar transaction.

 ZILA, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
 YEAR ENDED JULY 31, 1997
--------------------------------------------------------------------------------


                                               ----------HISTORICAL----------                ----------PRO FORMA---------
                                                 ZILA                 PERIDEX             ADJUSTMENTS             COMBINED
                                          -----------------     ------------------     -----------------    ------------------

 REVENUES                                  $    38,664,892       $     12,597,000                            $     51,261,892
                                          -----------------     ------------------                          ------------------

 OPERATING COSTS AND EXPENSES
   Cost of products sold                        23,542,342              2,424,000                                  25,966,342
   Selling, general and administrative          20,161,319                741,000      $        800,000  (a)       21,702,319
   Merger related expenses                         371,865                                                            371,865
   Impairment charges                              587,659                                                            587,659
   Litigation expenses                           1,147,363                                                          1,147,363
                                          -----------------     ------------------     -----------------    ------------------
                                                45,810,548              3,165,000               800,000            49,775,548
                                          -----------------     ------------------     -----------------    ------------------

 INCOME (LOSS) FROM OPERATIONS                  (7,145,656)             9,432,000              (800,000)            1,486,344
                                          -----------------     ------------------     -----------------    ------------------

 OTHER INCOME (EXPENSES)
   Interest income                                 201,630                                                            201,630
   Interest expense                                (79,450)                                    (340,000) (d)         (419,450)
   Realized loss on short-term
      investments                                  (24,832)                                                           (24,832)
                                          -----------------     ------------------     -----------------    ------------------

                                                    97,348                                     (340,000)             (242,652)
                                          -----------------     ------------------     -----------------    ------------------

 INCOME (LOSS) BEFORE BENEFIT
     FOR INCOME TAXES                           (7,048,308)             9,432,000            (1,140,000)            1,243,692

 BENEFIT FOR INCOME TAXES                          589,931                         (b)                   (b)          589,931

                                          -----------------     ------------------     -----------------    ------------------

 NET INCOME (LOSS)                         $    (6,458,377)      $      9,432,000       $    (1,140,000)     $      1,833,623
                                          =================     =================      =================    ==================


 INCOME (LOSS) PER SHARE                   $          (0.20)                                                 $            0.06
                                          =================                                                 ==================

 WEIGHTED AVERAGE NUMBER
   OF COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING                                  31,530,096                                                          32,512,096  (c)
                                          =================                                                 ==================


                      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          STATEMENT OF OPERATIONS DATA
                        FOR THE YEAR ENDED JULY 31, 1997


(a) Represents the amortization of excess of assets acquired over liabilities assumed of Peridex. While the Company has yet to complete the final allocation of the excess of cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademark and goodwill, which is estimated to be amortized over 15 years.

(b) The historical financial statements of Peridex reflect only direct revenues and direct expenses of the Peridex brand of P&G and do not reflect a provision for income taxes. It is assumed that net operating loss carryfowards of the Company would be utilized to offset income from Peridex. Therefore, no (provision) benefit for income taxes is reflected in the pro forma adjustments column.

(c) Includes 982,000 shares issued in connection with the Equity Financing, as if such shares were issued on August 1, 1996.

(d)  Represents amortization of discount on contractual obligation.

 ZILA, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA
 THREE MONTHS ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                            ----------HISTORICAL----------               ----------PRO FORMA---------
                                              ZILA                PERIDEX              ADJUSTMENTS             COMBINED
                                        -----------------     -----------------     -----------------      -----------------

 REVENUES                               $     10,800,182      $      2,354,000                             $     13,154,182
                                        -----------------     -----------------                            -----------------

 OPERATING COSTS AND EXPENSES
   Cost of products sold                       6,577,258               614,000                                    7,191,258
   Selling, general and administrative         4,612,925               246,000      $        200,000  (a)         5,058,925
   Merger related expenses                        72,215                                                             72,215
                                        -----------------     -----------------     -----------------      -----------------
                                              11,262,398               860,000               200,000             12,322,398
                                        -----------------     -----------------     -----------------      -----------------

 INCOME (LOSS) FROM OPERATIONS                  (462,216)            1,494,000              (200,000)               831,784
                                        -----------------     -----------------     -----------------      -----------------

 OTHER INCOME (EXPENSES)
   Interest income                                51,133                                                             51,133
   Interest expense                              (11,619)                                    (25,000) (d)           (36,619)
   Other expense                                  (7,088)                                                            (7,088)
                                        -----------------     -----------------     -----------------      -----------------

                                                  32,426                                     (25,000)                 7,426
                                        -----------------     -----------------     -----------------      -----------------


 INCOME (LOSS) BEFORE INCOME TAXES              (429,790)            1,494,000              (225,000)               839,210

 INCOME TAXES                                                                   (b)                   (b)

                                        -----------------     -----------------     -----------------      -----------------

 NET INCOME (LOSS)                      $       (429,790)     $      1,494,000      $       (225,000)       $       839,210
                                        =================     =================     =================      =================


 INCOME (LOSS) PER SHARE                $          (0.01)                                                   $          0.02
                                        =================                                                  =================

 WEIGHTED AVERAGE NUMBER
   OF COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING                                32,699,119                                                         33,681,119  (c)
                                        =================                                                  =================


                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          STATEMENT OF OPERATIONS DATA
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 1997


(a) Represents the amortization of excess of assets acquired over liabilities assumed of Peridex. While the Company has yet to complete the final allocation of the excess of cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademark and goodwill, which is estimated to be amortized over 15 years.

(b) The historical financial statements of Peridex reflect only direct revenues and direct expenses of the Peridex brand of P&G and do not reflect a provision for income taxes. It is assumed that net operating loss carryfowards of the Company would be utilized to offset income from Peridex. Therefore, no (provision) benefit for income taxes is reflected in the pro forma adjustments column.

(c) Includes 982,000 shares issued in connection with the Equity Financing, as if such shares were issued on August 1, 1997.

(d)  Represents amortization of discount on contractual obligation.

         (c)      Exhibits

Exhibit No.       Description

10       Form of Asset Purchase and Sale Agreement dated as of November 5, 1997
         *
         between Procter & Gamble Company and Zila Pharmaceuticals

23       Consent of Deloitte and Touche LLP    +

99       Press Release dated as of November 7, 1997*

* Previously filed
+ Filed Herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              ZILA, INC.




Date: January 13, 1998                               By       /s/ Joseph Hines
                                                        ----------------------
                                                        Joseph Hines
                                                        President